                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      Laidlaw Environmental Services, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                       51-0228924
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


1301 Gervais Street, Suite 300, Columbia, South Carolina                29201
--------------------------------------------------------              ----------
    (Address of principal executive offices)                          (Zip Code)

                     Safety-Kleen Corp. 401(k) Savings Plan
                     --------------------------------------
                            (Full title of the plan)


                              Henry H. Taylor, Esq.
                      Laidlaw Environmental Services, Inc.
                         1301 Gervais Street, Suite 300
                         Columbia, South Carolina 29201
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (803) 933-4200


                                             CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum          Proposed maximum           Amount of
Title of securities         Amount to be           offering price per        aggregate offering         registration
to be registered(1)         registered(2)          share                     price                      fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par
value $1.00 per share      5,000,000 shares            $2.3438(3)               $1,111,900              $345.71
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

(2) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices of Laidlaw Environmental Services, Inc. common stock as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on October 14, 1998.

          PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information*

ITEM 2. Registrant Information and Employee Plan Annual Information*

________________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Note to Part I of Form S-8.

          PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The registrant hereby incorporates by reference in this registration statement the following documents:

        (a) The registrant's annual report on Form 10-K for the year ended August 31, 1997;

        (b) The Plan's annual report on Form 11-K for the year ended December 31, 1997;

        (c) The registrant's quarterly reports on Form 10-Q for the quarters ended November 30, 1997, as amended on July 17, 1998; February 28, 1998, as amended on July 17, 1998; and May 31, 1998, as amended on July 17, 1998.

        (d) The registrant's current reports on Form 8-K dated November 5, 1997, as amended on December 31, 1997; November 14, 1997 and November 14, 1997, as amended on January 2, 1998; November 19, 1997, as amended December 31, 1997; November 21, 1997, as amended December 31, 1997; November 25, 1997, as amended December 31, 1997; December 8, 1997; December 19, 1997; January 28, 1998; February 5, 1998; February 9, 1998; February 9, 1998; February 11, 1998; February 17, 1998;
            February 17, 1998; February 18, 1998; February 20, 1998; February 24, 1998, as amended on February 24, 1998; February 25, 1998; February 26, 1998; March 5, 1998; March 6, 1998; March 10, 1998;
            March 12, 1998; March 13, 1998; March 16, 1998; March 19, 1998;
            March 30, 1998; April 1, 1998; April 6, 1998; April 8, 1998; April
            20, 1998, as amended on April 22, 1998; May 18, 1998; May 27, 1998;
            June 25, 1998 and July 9, 1998.

        (e) The description of the registrant's common stock, par value $1.00 per share, contained in the registrant's current report on Form 8-K, dated July 29, 1997.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (c) of Section 145 provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Other subsections of Section 145: (i) provide that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; (ii) provide that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and (iii) empower the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     The registrant's Bylaws provide that the registrant shall indemnify and advance expenses to its directors, officers, employees, agents or fiduciaries of the registrant to the fullest extent permitted by Delaware law.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the registrant's Restated Certificate of Incorporation, as amended, eliminates the personal liability of the registrant's directors for monetary damages for breach of fiduciary duty except to the extent that such elimination of liability is not permitted under Delaware corporate law.

     The registrant also maintains liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     See Exhibit Index.

     The registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9. UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on October 15, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES, INC.



                                          By: /s/ Kenneth W. Winger
                                              ---------------------------------
                                              Kenneth W. Winger, President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth W. Winger and Paul R. Humphreys, and each of them acting individually, as his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                       Date
---------                              -----                       ----

/s/ Kenneth W. Winger            Director, President             October 6, 1998
------------------------         and Chief Executive
    Kenneth W. Winger            Officer (principal
                                 Executive officer)

/s/ Paul R. Humphreys            Chief Financial Officer         October 6, 1998
------------------------         (principal financial
    Paul R. Humphreys            officer and principal
                                 accounting officer)

/s/ James R. Bullock             Director, Chairman of           October 6, 1998
------------------------         the Board
    James R. Bullock


/s/ John R. Grainger             Director                        October 6, 1998
------------------------
    John R. Grainger

/s/ Leslie W. Haworth            Director                        October 6, 1998
------------------------
    Leslie W. Haworth


/s/ John W. Rollins, Sr.         Director                        October 6, 1998
------------------------
    John W. Rollins, Sr.


/s/ John W. Rollins, Jr.         Director                        October 6, 1998
------------------------
    John W. Rollins, Jr.


/s/ David E. Thomas, Jr.         Director                        October 6, 1998
------------------------
    David E. Thomas, Jr.


/s/ Henry B. Tippie              Director                        October 6, 1998
------------------------
    Henry B. Tippie


/s/ James L. Wareham             Director                        October 6, 1998
------------------------
    James L. Wareham


/s/ Grover C. Wrenn              Director                        October 6, 1998
------------------------
    Grover C. Wrenn

      Pursuant to the requirements of the Securities Act of 1933, the committee which administers the Safety-Kleen Corp. 401(k) Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of South Carolina on October 15, 1998

Safety-Kleen Corp. 401(k) Savings Plan

By:  /s/ Robert Arquilla
   ------------------------------------
         Robert Arquilla
Its:     Vice President, Administration

                                  EXHIBIT INDEX

Exhibit
-------

4.1(a) Restated Certificate of Incorporation of the registrant, filed as Exhibit 3(a) to the registrant's Form 10-Q for the quarter ended May 31, 1997, is incorporated herein by reference.

4.1(b)             Certificate of Correction of the registrant, filed as Exhibit
                   3(a)(1) to the registrant's Annual Report on Form 10-K for the year ended August 31, 1997, is incorporated herein by reference.

4.1(c) Amendment to the Restated Certificate of Incorporation of the registrant, filed as Exhibit 3(a)(2) to the registrant's quarterly report on Form 10-Q for the quarter ended February
                   28, 1998, is incorporated herein by reference.

4.2 Bylaws of the registrant, as amended, filed as Exhibit 3(ii) to the registrant's current report on Form 8-K dated July 29, 1997, is incorporated herein by reference.

4.3                Safety-Kleen Corp. 401(k) Savings Plan as Amended and
                   Completely Restated through July 1, 1998.

23.1               Consent of Pricewaterhouse Coopers, LLP.

24.1 Power of Attorney (included as part of the signature page of this registration statement).